                                                                     EXHIBIT 9.1

                        --------------------------------
                             SHAREHOLDERS' AGREEMENT
                        --------------------------------

                                  BY AND AMONG

            THE MANAGEMENT INVESTORS IDENTIFIED IN APPENDIX A HERETO

                                       AND

                        HENRY BIRKS & SONS HOLDINGS INC.

                                       AND

                             HENRY BIRKS & SONS INC.

                           MADE AS OF AUGUST 31, 1998

                       AMENDED AS OF ______________, 2002

                                TABLE OF CONTENTS

                                                                              PAGE NO
                                                                              -------
ARTICLE I INTERPRETATION..................................................       1
  1.1   Definitions.......................................................       1
  1.2   Gender............................................................       5
  1.3   Headings..........................................................       5
  1.4   Severability......................................................       5
  1.5   Entire Agreement..................................................       5
  1.6   Amendments........................................................       5
  1.7   Waiver............................................................       5
  1.8   Governing Law.....................................................       6
  1.9   Language..........................................................       6
  1.10  Delays............................................................       6
  1.11  Conflict..........................................................       6
  1.12  Statutes..........................................................       6
  1.13  Preamble..........................................................       6

ARTICLE II VOTING AGREEMENT...............................................       6
  2.1   Voting Agreement..................................................       6

ARTICLE III RESTRICTIONS ON TRANSFER......................................       7
  3.1   No Transfer.......................................................       7
  3.2   Assignment to and From a Permitted Transferee.....................       7
  3.3   Right of First Refusal -- Holdings................................       7
  3.4   Right of First Refusal - Management Investors.....................       9
  3.5   Drag Along Rights; Piggy-Back Rights..............................      10
  3.6   Nominee...........................................................      10
  3.7   Trigger Event.....................................................      11
  3.8   Precedence of Offers and Rights...................................      11
  3.9   Refusal of Corporation............................................      11
  3.10  Offer; Third Party Offer Notice...................................      12
  3.11  Irrevocability....................................................      12
  3.12  Inscription.......................................................      12
  3.13  Determination of Value............................................      12

ARTICLE IV CONVERSION.....................................................      13
  4.1   Conversion Privilege..............................................      13
  4.2   No Fractional Shares..............................................      13

ARTICLE V CLOSING.........................................................      13
  5.1   Time, Place, Terms and Conditions.................................      13
  5.2   Further Assurances................................................      14

ARTICLE VI GENERAL PROVISIONS.............................................      15
  6.1   Successors in Interest............................................      15
  6.2   Notice............................................................      15
  6.3   Purported Transfers...............................................      16
  6.4   Time..............................................................      16
  6.5   Execution of Counterpart..........................................      16
  6.6   Termination.......................................................      16

Schedules:

Schedule 6.5    -    Counterpart

                            SHAREHOLDERS' AGREEMENT

      MEMORANDUM OF AGREEMENT made at Montreal, Quebec, as of the 31st day of August, 1998, and amended and restated as of the _______ day of __________, 2002.

BY AND AMONG:      THE MANAGEMENT INVESTORS LISTED IN APPENDIX A
                   HERETO, (hereinafter, the "MANAGEMENT INVESTORS");

AND: HENRY BIRKS & SONS HOLDINGS INC. a corporation incorporated under the laws of Canada, (hereinafter "HOLDINGS");

AND: HENRY BIRKS & SONS INC., a corporation amalgamated under the laws of Canada, (hereinafter, the "CORPORATION").

      THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants herein contained, it is agreed by and among the Parties as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1 DEFINITIONS

      For the purposes of this Agreement or any offer, acceptance, rejection, notice, consent, request, authorization, permission, direction or other instrument required or permitted to be given hereunder, the following words and phrases shall have the following meanings, respectively, unless the context otherwise requires:

      "ACT" shall mean the Canada Business Corporations Act.

      "ADDITIONAL OFFER" shall have the meaning ascribed thereto at Section 3.4(c).

      "AFFILIATE" shall have the meaning ascribed thereto in the Act.

      "AGREEMENT" shall mean this Shareholders' Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

      "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday, or other day on which the principal commercial banks in Montreal are not open for business during normal banking hours.

      "BOARD" shall mean the Board of Directors of the Corporation.

      "CLOSING" shall mean the sale of Shares pursuant to this Agreement.

      "CLOSING DATE" shall mean:

            (i) in the case of a Closing pursuant to Section 3.3 or Section 3.4, the date which is ten (10) Business Days after the acceptance of the Offer or, in the circumstances described in
                  Section 3.13, the date which is ten (10) Business Days after the Value is determined.

            (ii) in the case of a Closing pursuant to Section 3.5, the date which is contemplated by the Third Party Offer for the Closing of the sale; and

            (iii) in the case of a Closing pursuant to Section 3.7, the date which is thirty (30) Business Days after the Trigger Date, or if the Trigger Event is death or bankruptcy, the date which is seven (7) Business Days after the receipt of all necessary releases, consents or approvals required under all Laws to be obtained in order to effect a valid transfer of the purchased Shares (the Parties shall use their best efforts to obtain such releases, consents and approvals).

      "CONTROL" means, in relation to a Person that is a corporation or other body corporate, the ownership, directly or indirectly, of voting securities of such Person carrying more than 50% of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors or other governing body; and "CONTROLLED" shall have a similar meaning.

      "CORPORATION" shall mean Henry Birks & Sons Inc.; for the purposes of the definition of "TRIGGER EVENT" in this Section 1.1, "CORPORATION" shall also include any corporation or other body corporate Controlled by the Corporation.

      "DOLLAR", "DOLLARS" and the sign "$" shall each mean lawful money of Canada.

      "GOVERNMENTAL BODY" shall mean (i) any domestic or foreign national, federal, provincial, state, municipal or other government or body, (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or
      (v) any domestic, foreign, international, multilateral or multinational judicial, quasijudicial, arbitration or administrative court, tribunal, commission, board or panel.

      "HOLDINGS" shall mean Henry Birks & Sons Holdings Inc.

      "LAWS" shall mean (i) all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations, and municipal by-laws, whether domestic, foreign or international, and (ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any Governmental Body, in each case binding on or affecting the Person referred to in the context in which such word is used; and "LAW" shall mean any one of them.

      "MAJORITY OFFERING PARTY" shall have the meaning ascribed thereto at
      Section 3.4(a).

      "MANAGEMENT INVESTOR OFFER" shall have the meaning ascribed thereto at
      Section 3.3(a).

      "MANAGEMENT INVESTORS" shall mean the management investors listed in Appendix A hereto together with such further management investors as may become a party to this Agreement pursuant to its terms so long, in the case of each of the foregoing, as such management investor remains a Shareholder of the Corporation.

      "NOMINEE" shall have the meaning ascribed thereto at Section 3.6.

      "NOTIFIED PARTY" and "NOTIFIED PARTIES" shall have the meaning ascribed thereto at Section 3.3(a).

      "OFFER" shall have the meaning ascribed thereto at Section 3.3(a) or
      Section 3.4(a), as the case may be.

      "OFFER PERIOD" shall have the meaning ascribed thereto at Section 3.3(a) or Section 3.4(a), as the case may be.

      "OFFERED SECURITIES" shall have the meaning ascribed thereto at Section 3.3(a), Section 3.4(a) or Section 3.7, as the case may be.

      "OFFERING PARTY" shall have the meaning ascribed thereto at Section 3.3(a), Section 3.4(a) or Section 3.7, as the case may be.

      "PARTIES" shall mean the Management Investors, Holdings and the Corporation; and "PARTY" shall mean any one of them.

      "PERMITTED TRANSFEREE" shall, in respect of a Person, mean a corporation incorporated under the Act, all of the shares of which are held by such Person and in respect of Holdings, shall mean Henry Birks & Sons Holdings Inc., Montroluxe S.A., and Investment Regaluxe Sarl.

      "PERSON" shall mean an individual, corporation, company, co-operative, partnership, trust, unincorporated association, Governmental Body; and pronouns when they refer to a Person shall have a similarly extended meaning.

      "PRIME RATE" shall mean the rate of interest per annum reported, quoted, published and commonly known as the prime rate of interest of Canadian Imperial Bank of Commerce for loans in dollars made in Canada to substantial and responsible customers. Each announced change in the prime rate of interest of Canadian Imperial Bank of Commerce will be effective as of the effective date specified in the relevant announcement or, if no effective date is so specified, as of the date of such announcement. With each change in the Prime Rate there shall be a corresponding change in any rate of interest based thereon and payable pursuant hereto.

      "SHAREHOLDERS" shall mean all of the registered holders of Shares; and "SHAREHOLDER" shall mean any one of them.

      "SHARES" shall mean (i) any share of any class, series or category of the capital stock of the Corporation, or (ii) any equity security in the capital of the Corporation including, without limitation, purchase warrants, options or securities in whole or in part convertible or exchangeable for or into shares of any class, series or category of the capital stock of the Corporation; and "SHARE" shall mean any one of them.

      "THIRD PARTY" shall have the meaning ascribed thereto at Section 3.3(a) or
      Section 3.4(a), as the case may be.

      "THIRD PARTY OFFER" shall have the meaning ascribed thereto at Section 3.3(a) or Section 3.4(a), as the case may be.

      "TRANSFER", and any derivative thereof, shall, when used as a verb or a noun in this Agreement, mean to sell, assign, surrender, exchange, give, donate, transfer, pledge, mortgage, charge, create a security interest in, hypothecate, grant an option in, or otherwise dispose, alienate, encumber or deal with any of the Shares; however, if the Shareholder is a body corporate, then (i) any amalgamation, merger, dissolution, liquidation or winding up of such body corporate, or (ii) any change of control of such body corporate, shall each also be deemed a Transfer.

      "TRIGGER DATE" shall mean the date on which a Trigger Event occurs.

      "TRIGGER EVENT" shall mean any of the following events:

      (i) in respect of an individual Management Investor, the death of such Management Investor;

      (ii) in respect of an individual Management Investor, any incapacity or disability of such severity that such Management Investor shall be unable to attend to such Management Investor's duties with the Corporation for more than six (6) consecutive months or for nine (9) months out of any period of fifteen (15) consecutive months;

      (iii) in respect of an individual Management Investor, the resignation of such Management Investor from the Corporation;

      (iv) the termination of an individual Management Investor's employment with the Corporation.

      "TRIGGER EVENT OFFERING PARTY" shall have the meaning ascribed thereto at
      Section 3.7.

      "VALUE" shall mean the value of a Share as determined by the auditors of the Corporation pursuant to Section 3.13 and in accordance with Canadian generally accepted accounting principles, consistently applied.

1.2 GENDER

      Any reference in this Agreement to any gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

1.3 HEADINGS

      The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilised in the construction or interpretation of this Agreement.

1.4 SEVERABILITY

      Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Article, Section, Subsection or other subdivision of this Agreement or any other provisions of this Agreement.

1.5 ENTIRE AGREEMENT

      This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the Parties.

1.6 AMENDMENTS

      No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed in writing by the Parties.

1.7 WAIVER

      Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed in writing by the Parties.

1.8 GOVERNING LAW

      This Agreement shall be governed, interpreted and construed by and in accordance with the Laws of the Province of Quebec and the Laws of Canada applicable therein and shall be treated in all respects as a Quebec contract.

1.9 LANGUAGE

      The Parties have required that this Agreement and all instruments relating thereto be in the English language; les parties ont exige que la presente convention et tout autre document afferent aux presentes soient en langue anglaise.

1.10 DELAYS

      When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded.

1.11 CONFLICT

      If any conflict should appear between this Agreement and the by-laws or resolutions of the Corporation, then the provisions of this Agreement shall prevail.

1.12 STATUTES

      References in this Agreement to statutes shall include any statute amending, modifying, re-enacting, restating, extending or made pursuant to the same or which is amended, modified, re-enacted, restated, or extended by the same.

1.13 PREAMBLE

      The preamble hereto is incorporated herein by reference and deemed to be a part of this Agreement.

                                   ARTICLE II
                                VOTING AGREEMENT

2.1 VOTING AGREEMENT

      During the period from and including the date hereof through and including the termination date of this Agreement, each of the Management Investors hereby appoints Dr. Lorenzo Rossi di Montelera as the nominee of such Management Investor to attend and act for and on behalf of such Management Investor at any meeting of the shareholders of the Corporation and at any adjournment thereof to the same extent and with the same power as if the Management Investors were personally present at the said meeting or such adjournment thereof. Each Management Investor represents that any outstanding proxies heretobefore given in respect of any Shares held by such Management Investor are not irrevocable, and that such Management Investor shall revoke all such proxies forthwith.

                                   ARTICLE III
                            RESTRICTIONS ON TRANSFER

3.1 NO TRANSFER

      Except as permitted in this Article III and except for pledges granted by the Management Investors to the Corporation, the Management Investors may not transfer, pledge, encumber or otherwise dispose in whole or in part, directly or indirectly, any Shares or any right, title or interest therein.

3.2 ASSIGNMENT TO AND FROM A PERMITTED TRANSFEREE

      A Shareholder may assign some or all of the Shares held by such Shareholder to a Permitted Transferee, provided that:

      (a) in the case of a Management Investor, one or more Shareholders holding not less than seventy-five percent (75%) of the issued and outstanding Shares consent to such assignment, which consent cannot be arbitrarily withheld by such Shareholder or Shareholders, as the case may be;

      (b) the Permitted Transferee has executed prior to such assignment a counterpart of this Agreement in accordance with Section 6.5; and

      (c) the assignor has agreed prior to such assignment, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as the Permitted Transferee holds such Shares the assignor shall (i) not transfer to any Person the legal and/ or beneficial ownership of any issued and outstanding share, equity security or ownership, participatory or profit interest in the Permitted Transferee or otherwise transfer the control of the Permitted Transferee by any mechanism whatsoever, (ii) not be relieved of its obligations hereunder and continue to be bound by this Agreement as if it continued to be a Shareholder, (iii) represent the Permitted Transferee in all of the Permitted Transferee's dealings with the Corporation and the other Shareholders, (iv) guarantee to the other Parties the timely performance and fulfilment by the Permitted Transferee of its obligations and covenants under this Agreement, and (v) solidarily with the Permitted Transferee, each waiving the benefit of division and discussion, be liable to the other Parties for the obligations of the Permitted Transferee under this Agreement.

      A Permitted Transferee may assign some or all of the Shares held by it to the Person from whom it acquired such Shares, subject to the consent described at item (a) above and to compliance with Section 6.5.

3.3 RIGHT OF FIRST REFUSAL -- HOLDINGS

      (a) A Management Investor shall not be entitled to transfer Shares it holds other than by sale of all of the Shares it holds. If a Management Investor (the "OFFERING PARTY") desires to sell all (but not less than all) of its Shares (the "MANAGEMENT

      INVESTOR OFFER"), or wishes to accept a bona fide irrevocable written offer from a person dealing at arms' length (within the meaning the Income Tax Act (Canada)) with the Offering Party (the "THIRD PARTY") to purchase all (but not less than all) of the Shares held by the Offering Party (the "THIRD PARTY OFFER"), then it shall first offer to sell (the "OFFER") such Shares (the "OFFERED SECURITIES") to the Corporation and to Holdings, or to Holdings' assignee, as the holder of the majority of the common shares of the Corporation (the "NOTIFIED PARTIES") in accordance with the procedure set forth in this Section 3.3. The Offer shall be sent to each Notified Party and shall respect the following conditions:

      (i) in the case of a Third Party Offer, the Offer shall include a copy of the Third Party Offer, and reasonable detail as to the identity and, where applicable, the ownership of the Third Party, and the terms and conditions of the Offer shall be not less favourable, in the aggregate, for the Notified Parties than those contained in the Third Party Offer;

      (ii) in the case of a Management Investor Offer, the sale price in the Offer shall be the Value of the Offered Securities as at the last day of the Corporation's most recently-completed fiscal year, or as otherwise determined pursuant to Section 3.13 hereof; and

      (iii) in all cases, the Offer shall open for acceptance by the Notified Parties for thirty (30) Business Days (the "OFFER PERIOD") from the receipt of the Offer by the Notified Parties.

      The Notified Parties shall be obliged by delivering notice to the Offering Party within, but not after the expiration of, the Offer Period at their sole option to either accept the Offer or reject the Offer. If a Notified Party does not accept the Offer, then such Notified Party shall be deemed to have rejected the Offer. If a Notified Party has accepted the Offer, then the Offering Party shall sell to the Notified Party, and the Notified Party shall purchase from the Offering Party, the Offered Securities in accordance with this Agreement. If both Notified Parties accept the Offer, the Offered Securities shall be sold to the Corporation.

(b) If both of the Notified Parties have or are deemed to have rejected the Offer, then the Offering Party shall be free for a period of thirty (30) Business Days from the end of the Offer Period to sell all, but not less than all, of the Offered Securities

      (i) in the case of a Third Party Offer, to the Third Party on terms not more favourable in the aggregate for the Third Party than those contained in the Third Party Offer; or

      (ii) in the case of a Management Investor Offer, to any Person on terms not more favourable, in the aggregate, for such Person than those contained in the Offer;

      provided, however, that in either case it shall be a condition precedent to the right of the Offering Party to sell the Offered Securities that the purchaser has executed a counterpart of this Agreement in accordance with Section
            6.5. If no sale takes place within the said thirty (30) Business Day period, then the Offering Party shall not transfer the Offered Securities without again following and being subject to this Article III.

3.4 RIGHT OF FIRST REFUSAL - MANAGEMENT INVESTORS

      (a) If one or more Shareholders holding, in the aggregate, not less than seventy-five percent (75%) of the Shares (collectively, the "MAJORITY OFFERING PARTY") should receive a bona fide irrevocable written offer (the "THIRD PARTY OFFER") from a Person dealing at arms' length (within the meaning of the Income Tax Act (Canada)) with the Majority Offering Party (the "THIRD PARTY"), to purchase all (but not less than all) of the Shares held by the Majority Offering Party, which it has accepted or intends to accept, then the Majority Offering Party shall first offer to sell (the "OFFER") such Shares (the "OFFERED SECURITIES") to the Management Investors in accordance with the procedure set forth in this Section 3.4. The Offer shall be sent to each Management Investor, shall include a copy of the Third Party Offer, and shall contain terms and conditions not less favourable, in the aggregate, for the Management Investors than those contained in the Third Party Offer. The Offer shall open for acceptance by the Management Investors for thirty
            (30) Business Days (the "OFFER PERIOD") from the receipt of the Offer by the Management Investors.

      (b) The Management Investors shall be obliged by notice delivered by the Nominee to the Majority Offering Party within, but not after the expiration of, the Offer Period at their sole option to either accept the Offer or reject the Offer. If a Management Investor does not accept the Offer, then such Management Investor shall be deemed to have rejected the Offer. If all of the Management Investors have accepted the Offer, then the Majority Offering Party shall sell to each Management Investor, and each Management Investor shall purchase from the Majority Offering Party, within thirty (30) Business Days following the end of the Offer Period, such Management Investor's pro rata share of the Offered Securities in accordance with this Agreement.

      (c) If one or more (but not all) of the Management Investors reject or are deemed to have rejected the Offer, then every Management Investor having accepted the Offer shall have the right to purchase his or her pro rata share of the unaccepted Offered Securities (the "ADDITIONAL OFFER"); and the Additional Offer shall be repeated until (i) all of the Offered Securities are accepted or (ii) the Offer Period expires without all of the Offered Securities having been accepted. If, following one or more Additional Offers, all of the unaccepted Offered Securities are accepted, then the Majority Offering Party shall sell to each Management Investor having accepted the Offer or the Additional Offer, and each such Management Investor shall purchase from the Majority Offering Party, within thirty (30) Business Days following the end of the Offer Period, such Management Investor's pro rata share of the Offered Securities and the unaccepted Offered Securities in accordance with this Agreement. If less than all of the Offered Securities are accepted following one or more Additional Offers, then all of the Management Investors shall be deemed to have rejected the Offer and the Additional Offer.

      (d) If the Management Investors have or are deemed to have rejected the Offer and the Additional Offer, then the Majority Offering Party shall be free for a period of thirty (30) Business Days from the end of the Offer Period to sell all, but not less than all, of the Offered Securities to the Third Party on terms not more favourable in the aggregate for the Third Party than those contained in the Third Party Offer; provided, however, that it shall be a condition precedent to the right of the Majority Offering Party to sell the Offered Securities that the purchaser has executed a counterpart of this Agreement in accordance with Section 6.5. If no sale takes place within the said thirty (30) Business Day period, then the Majority Offering Party shall not transfer the Offered Securities without again following and being subject to this Article III.

3.5 DRAG ALONG RIGHTS; PIGGY-BACK RIGHTS

      If the Management Investors have or are deemed to have rejected the Offer and the Additional Offer pursuant to Section 3.4(d), such that the Majority Offering Party has the right to sell all but not less than all of the Offered Securities to the Third Party, then:

      (a) the Majority Offering Party shall also have the right, upon written notice to the other Shareholders, to require that the other Shareholders sell all of the Shares held by such Shareholders together with the Shares held by the Majority Offering Party on the same terms as those contained in the Third Party Offer. In such event, such Shareholders shall be obliged to sell all of the Shares held by them in accordance with the terms of the Third Party Offer; and

      (b) each Management Investor shall have the right, at such Management Investor's option, to require that all of the Shares held by such Management Investor be included in the sale contemplated by the Third Party Offer. If a Management Investor wishes to exercise the right granted in this Section 3.5(b), then it shall do so by notice sent by the Nominee to the Majority Offering Party within, but not after, five (5) Business Days of the end of the Offer Period.

3.6 NOMINEE

      (a) For the purposes of Section 3.4 and Section 3.5(b), each Management Investor hereby appoints Thomas A. Andruskevich (or any other individual designated by the Management Investors in accordance with
            Section 3.6(b) below) as its nominee (the "NOMINEE") to represent such Management Investor in the exercise of its rights under Section
            3.4 and Section 3.5(b), including, without limitation, to represent and act on behalf of each Management Investor, in accordance with the instructions of each such Management Investor, in all correspondence and other communications to and from Holdings in accordance with Section 6.2 hereof.

      (b) The Nominee may be replaced (i) at any time by the Management Investors, by the vote of the holders of a majority of the Shares held in the aggregate by Management Investors as at such date; or
            (ii) by Holdings, in the event that the Nominee resigns, is incapable of acting or refuses to act, if the Nominee is not replaced in accordance with the provisions hereof within five (5) Business Days of written notice from Holdings of such resignation, incapacity or refusal to act. All Parties shall be notified of any such change of Nominee in accordance with the notice provisions set out in Section 6.2 hereof.

3.7 TRIGGER EVENT

      Upon the occurrence of a Trigger Event in connection with a Management Investor, such Management Investor or his heirs, executors or other legal representatives, as the case may be, (the "TRIGGER EVENT OFFERING PARTY") shall be deemed to have offered for sale to Holdings all, but not less than all, of the Shares held by the Trigger Event Offering Party immediately prior to the Trigger Event (the "OFFERED SECURITIES") for an amount per share equal to the Value of the Offered Securities, and Holdings shall have the option to purchase such Offered Securities.

      This option may be exercised by Holdings giving notice thereof to the Trigger Event Offering Party within fifteen (15) Business Days from the Trigger Date. The Trigger Event Offering Party shall forthwith give notice to Holdings of any Trigger Event.

      If Holdings does not exercise the option in this Section 3.7, then, to the extent permitted by law, the Corporation shall purchase from the Trigger Event Offering Party, and the Trigger Event Offering Party shall sell to the Corporation, the Offered Securities for an amount per share equal to the Value of the Offered Security.

3.8 PRECEDENCE OF OFFERS AND RIGHTS

      In the event that any Offer or Third Party Offer or Trigger Event shall take place pursuant to Sections 3.3, 3.4, 3.5 or 3.7, respectively at a time when any other such Offer or Third Party Offer or Trigger Event may have been made with respect to Shares, or occurred, and prior to the conclusion of the transactions contemplated by such Offer, Third Party Offer or Trigger Event, then:

      (a) the provisions of Section 3.5 shall have precedence over the provisions of Sections 3.3, 3.4 and 3.7; and

      (b) the provisions of Section 3.7 shall have precedence over the provisions of Sections 3.3 and 3.4.

3.9 REFUSAL OF CORPORATION

      The Corporation shall record each transfer of Shares; provided, however, that the Corporation shall refuse to record a transfer of Shares made in contravention of this Agreement. The Corporation and its board of directors, prior to consenting to the transfer of Shares, shall be entitled to require proof that the transfer took place in accordance with this Agreement.

3.10 OFFER; THIRD PARTY OFFER NOTICE

      Each Offer and Third Party Offer Notice shall be in writing signed by the Offering Party and shall:

      (a)   identify the Section pursuant to which it is delivered;

      (b)   identify and provide particulars of the Offered Securities;

      (c)   state the purchase price per Offered Security;

      (d) in the case of a Third Party Offer, state the identity and address of the Person (who shall deal at arm's length with the Offering Party within the meaning of the Income Tax Act (Canada)) to whom it proposes to sell the Offered Securities;

      (e) in the case where a Third Party Offer is made, the Offer or Third Party Offer Notice shall be accompanied by a true copy of the Third Party Offer;

      (f) in the case where a Third Party Offer is made, be accompanied by an affidavit of the Offering Party attesting that there is no commission or similar fee that may be or may become due and payable to any broker, agent or other intermediary in connection with the sale of the Offered Securities; and

      (g) in the case of an Offer, be accompanied by the certificate or certificates representing the Offered Securities.

3.11 IRREVOCABILITY

      All Offers and Third Party Offer Notices and their acceptance, rejection or deemed acceptance or rejection are irrevocable.

3.12 INSCRIPTION

      The Corporation shall cause, and the Shareholders shall vote their Shares to cause the Corporation to cause, all certificates for Shares to be endorsed with the following inscription:

      "OWNERSHIP, ALIENATION AND ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SHAREHOLDERS AGREEMENT MADE AS OF AUGUST 31, 1998 AS AMENDED, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE CORPORATION."

3.13 DETERMINATION OF VALUE

      The auditors of the Corporation (the "AUDITORS") shall determine the Value of a Share at least once in every fiscal year of the Corporation and, in any event, they shall determine the value as at the last day of each fiscal year of the Corporation. In the event that, at the time a Value must be attributed to Shares for purposes of any of the provisions of this Article III or Section 4.1, the Value has not been determined by the Auditors as at the last day of the most recently completed fiscal year of the Corporation, then the Closing of the relevant transaction shall be deferred until such Value has been determined, and it is such Value which shall be applied to such transaction.

      Notwithstanding the foregoing, in the event that, at the time that a Value must be attributed to Shares for purposes of any of the provisions of this
Article III or Section 4.1, more than three (3) months have passed since the date as of which the Value of the Shares was last determined by the Auditors, any Management Investor who is selling Shares pursuant to this Article III shall be entitled to require a new valuation of the Shares, in which case the Auditors shall determine the Value of the Shares as at the last day of the most recently-completed monthend of the Corporation, and all costs, fees and expenses of such valuation shall be borne equally by such Management Investor and the Corporation.

                                   ARTICLE IV
                                   CONVERSION

4.1 CONVERSION PRIVILEGE

      In the event that the Corporation does not issue and does not intend to issue shares of its share capital to the general public and that Holdings intends to issue shares in its share capital to the general public and such offering subsequently occurs, then each Management Investor shall have the right and option (exercised by written notice to Holdings) to cause Holdings to exchange the Shares held by such Management Investors for securities in the share capital of Holdings which securities shall have a value (without reference to their proposed issue price) identical to the Value of the Shares held by the Management Investors. In the event of any dispute between Holdings and the Management Investors as to the number or value of the securities in the share capital of Holdings to be issued in accordance herewith (or anything incidental thereto), same shall be absolutely determined by a recognized business valuator having offices in Montreal, to be designated by Holdings with the approval of Management Investors holding at least twenty-five percent (25%) of the total number of Shares held by all Management Investors, whose determination shall be final and binding on the parties hereto, to the complete exclusion of any court or trial.

4.2 NO FRACTIONAL SHARES

      Notwithstanding anything herein contained, Holdings shall in no case be required to issue fractional securities upon the conversion of the Shares. If any fractional share would, except for this Section 4.2, be deliverable upon the conversion of the Shares, Holdings shall satisfy all of its obligations under this Agreement with respect to such fractional share by paying to the Shareholder an amount in cash equal (to the nearest cent) to the value of the fractional share.

                                    ARTICLE V
                                     CLOSING

5.1 TIME, PLACE, TERMS AND CONDITIONS

      (a) Each Closing shall be held at the registered office of the Corporation at 10:00 a.m. on the Closing Date, or at such other place, at such other time or on such other date as the Parties thereto may agree, in accordance with the following terms and conditions:

            (i) at Closing, the selling Shareholder shall deliver to the purchaser certificates representing the Shares being transferred, which certificates shall, in the case of a sale, be accompanied by a duly executed assignment of the Shares to the purchaser; and

            (ii)  payment for Shares shall be made in full at Closing.

      (b) At Closing, the selling Shareholder shall deliver to the purchaser a written warranty that:

            (i) there are no contractual or other restrictions on the transfer of the purchased Shares (other than the restrictions set out in the Articles of the Corporation and in this Agreement); and

            (ii) the Selling Shareholder is the sole beneficial owner of the purchased Shares with full right, title and authority to transfer the purchased Shares to the purchaser, free and clear of all claims, liens and other encumbrances whatsoever.

      (c) At Closing, all necessary and proper corporate proceedings required by counsel for the purchaser, acting reasonably, shall be taken for the transfer of the purchased Shares.

      (d) If the purchaser fails for any reason whatsoever to proceed with Closing or to pay to the selling Shareholder any amount due hereunder, then all amounts due hereunder but not paid shall bear interest from the date of Closing until paid in full at a rate of interest per annum equal to the Prime Rate plus three percent (3%). Such interest shall be payable on demand.

      The conditions set forth in this Section 5.1 are each made for the exclusive benefit of the purchaser and if any such conditions is not satisfied at the Closing, then the purchaser may, at its option, either refuse to proceed with the Closing or proceed with the Closing, in either case without prejudice to its remedies and recourses against the selling Shareholder as a result of such condition not being satisfied.

5.2 FURTHER ASSURANCES

      Each Party upon the request of the other, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                               GENERAL PROVISIONS

6.1 SUCCESSORS IN INTEREST

      This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the Parties and their respective heirs, legatees, successors, testamentary executors and permitted assigns.

6.2 NOTICE

      Any offer, acceptance, rejection, notice, consent, request, authorisation, permission, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivery or sent by telecopier or similar telecommunications device and addressed:

      (a) in the case of a Shareholder, to such Shareholder at the address set forth in the Register of Shareholders of the Corporation; except that, for the purposes of Section 3.4 and Section 3.5, any such notice or other communication to be sent to a Management Investor shall be addressed as follows:

            c/ o Thomas A. Andruskevich
            HENRY BIRKS & SONS INC.
            1240 Phillips Square
            Montreal, Quebec
            H3B 3H4

            Telecopier: (514) 397-2577

      (b)   in the case of the Corporation, to it at:

            HENRY BIRKS & SONS INC.
            1240 Phillips Square
            Montreal, Quebec
            H3B 3H4

            Attention: The President, and Sabine Bruckert, Corporate Secretary

            Telecopier: (514) 397-2577

      -     with a copy to:

            HENRY BIRKS & SONS HOLDINGS INC.
            C/O REGALUXE INVESTMENT SARL
            25A, boulevard Royal
            Luxembourg, 2449

            Attention: The President, and Sabine Bruckert, Corporate Secretary

            Telecopier: 011 39 118 174 827

      Any offer, acceptance, rejection, notice, consent, request, authorisation, permission, direction or other instrument given as aforesaid shall be deemed to have been received, if sent by telecopier or similar telecommunications device on the next Business Day following such transmission or, if delivered, to have been given and received on the date of such delivery. Any address for service may be changed by written notice given as aforesaid.

6.3 PURPORTED TRANSFERS

      Any purported transfer of Shares contrary to the terms of this Agreement shall be null and void and have no legal effect.

6.4 TIME

      Time shall be of the essence in this Agreement.

6.5 EXECUTION OF COUNTERPART

      No Person shall become a holder of Shares of the Corporation without first having executed a counterpart of this Agreement in accordance with Schedule 6.5.

      Each such counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

      Each Person who becomes a holder of Shares of the Corporation and who has executed a counterpart of this Agreement in accordance with Schedule 6.5 shall become a Party hereto.

6.6 TERMINATION

      This Agreement shall terminate automatically upon occurrence of any of the following events:

      (a) the bankruptcy or dissolution (whether voluntary or involuntary) of the Corporation;

      (b) the Corporation ceasing to carry on business for any reason whatsoever or howsoever arising;

      (c) all issued and outstanding Shares of the Corporation are held by one Person only;

      (d) upon the closing of the initial public offering of Shares of the Corporation; or

      (e)   by written agreement of the Shareholders and the Corporation.

      IN WITNESS WHEREOF this Agreement was executed on the date and at the place first mentioned above.

HENRY BIRKS & SONS INC.                 HENRY BIRKS & SONS HOLDINGS INC.

Per: ______________________________     Per: _____________________________

Per: ______________________________     Per: _____________________________

      _____________________________           ____________________________
      T.A. AND RUSKEVICH                       J.D. BALL

      _____________________________           ____________________________
      J. KEIFER                                D. OLIVER

      _____________________________           ____________________________
      M. PASTERIS                              D. MCNEILL

      _____________________________           ____________________________
      S. BRUCKERT                              P. LOMBARDI

      _____________________________           ____________________________
      M. LUSSIER                               K. KIRNER

      _____________________________           ____________________________
      D. KRATOCHVIL                            P. O'BRIEN

                                  SCHEDULE 6.5

      To the Shareholders Agreement by and among the management investors identified in Appendix A hereto and Henry Birks & Sons Holdings Inc. and Henry Birks & Sons Inc. made as of August 31, 1998 as amended by agreement dated as of -, 2002.

                                  COUNTERPART

      THIS INSTRUMENT forms part of the Shareholders Agreement (the "AGREEMENT") made August 31, 1998 as amended, by and among the management investors identified in Appendix A thereto, Henry Birks & Sons Holdings Inc. and Henry Birks & Sons Inc., which Agreement permits execution by counterparts. The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule A) and, having read the said Agreement in its entirety, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned as if the undersigned had been an original party to the Agreement as a Shareholder (as such term is defined in the Agreement) and such terms and conditions shall enure to the benefit of and be binding upon the undersigned, its successors and assigns.

      IN WITNESS WHEREOF the undersigned has executed this instrument this [____] day of [____],____.

                                                 [SHAREHOLDER]

                                        Per: __________________________________

                                   APPENDIX A

      To the Shareholders Agreement by and among the management investors identified in Appendix A hereto and Henry Birks & Sons Holdings Inc., and Henry Birks & Sons Inc. made as of August 31, 1998 as amended by agreement dated as of ____________, 2002.

Set forth below, are the names of the Management Investors:

T.A. Andruskevich

J.D. Ball

J. Keifer

D. Oliver

M. Pasteris

D. McNeill

S. Bruckert

P. Lombardi

M. Lussier

K. Kirner

D. Kratochvil

P. O'Brien